UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2008

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (IRS Employer Identification No.)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

On March 28, 2008, Bunge Finance Europe B.V. (“BFE”), a wholly owned subsidiary of Bunge Limited (“Bunge”), entered into an unsecured U.S. $650.0 million revolving credit facility, dated March 28, 2008 (the “Revolving Credit Facility”), with Fortis Bank (Nederland) N.V., as facility agent, and certain lenders party thereto.  The Revolving Credit Facility provides for borrowings for a period of three years from the date of the initial borrowing, which may occur no later than April 28, 2008.  Borrowings under the Revolving Credit Facility may be used for general corporate purposes.

Borrowings under the Revolving Credit Facility will bear interest at LIBOR plus a margin, ranging from 0.65% to 1.50%, which will vary based on the credit ratings of Bunge’s long-term unsecured debt by Moody’s Investors Services Inc. (“Moody’s) and Standard & Poor’s Rating Services (“S&P”) at the time of a borrowing.  Amounts under the Revolving Credit Facility that remain undrawn are subject to a commitment fee payable quarterly in arrears at a rate of 35% of the margin specified above, which will vary based on the credit ratings of Bunge’s long-term unsecured debt by Moody’s and S&P at each such quarterly payment date.

The Revolving Credit Facility contains certain customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BFE, among other things, to incur liens, incur indebtedness, sell or transfer assets or receivables or engage in mergers, consolidations, amalgamations or joint ventures and customary events of default.

The obligations of BFE under the Revolving Credit Facility are guaranteed by Bunge pursuant to a guaranty agreement, dated March 28, 2008 (the “Guaranty”).  The Guaranty contains certain customary representations and warranties and affirmative and negative covenants.  The Guaranty requires Bunge to maintain a minimum consolidated net worth level, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio and a minimum current assets to current liabilities ratio.  The Guaranty also includes certain limitations on the ability of Bunge to incur liens, engage in merger, consolidation or amalgamation transactions or sell or otherwise transfer all or substantially all of its property, business or assets.

The Revolving Credit Facility and the Guaranty are included as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated by reference herein.  The foregoing descriptions of the Revolving Credit Facility and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of those documents.

From time to time, certain of the lenders under the Revolving Credit Facility and/or their affiliates provide financial services to Bunge, BFE and other subsidiaries of Bunge, including commercial and investment banking services, for which they receive customary compensation.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Cautionary Statement Concerning Forward-Looking Statements

This report contains both historical and forward-looking statements.  All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities.  We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “continue” and similar expressions.  These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements.  The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally.  The forward-looking statements included in this report are made only as of the date of this report, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Item 9.01                      Financial Statements and Exhibits

(a)	None

(b)	None

(c)	Exhibits

Exhibit No.	Description

10.1	Revolving Credit Facility

10.2	Guaranty

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 31, 2008

BUNGE LIMITED

By:  /s/ Carla L. Heiss
Name:  Carla L. Heiss
Title:    Assistant General Counsel

EXHIBITS

Exhibit No.	Description

10.1	Revolving Credit Facility

10.2	Guaranty